EXHIBIT 10.1

CONVERSION AGREEMENT

Dated September 30, 2019

This Conversion Agreement, dated September 30, 2019 (this “Agreement”), is by and between BioCorRx Inc., a Nevada corporation (the “Company”) and BICX Holding Company LLC (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Company and the Investor entered into a Senior Secured Convertible Note Purchase Agreement dated June 10, 2016, as first amended on March 3, 2017 and subsequently amended on June 29, 2017 (the “SPA”) pursuant to which the Company issued to the Investor a Senior Secured Convertible Promissory Note in the principal amount of $4,160,000 (the “Note”) (all capitalized terms not otherwise defined herein shall have the meanings given such terms in the SPA);

WHEREAS, pursuant to the Note, the Investor has the right to convert the unpaid principal of the Note into that number of shares of common stock, par value $0.001 per share (the “Common Stock”), as is equal to 42.43% of the total number of authorized shares of Common Stock as of the date of the Final Closing;

WHEREAS, as of the date of the Final Closing there were 525,000,000 authorized shares of Common Stock;

WHEREAS, a 1:100 reverse stock split of the Common Stock (the “Reverse Stock Split”) was effected on January 22, 2019;

WHEREAS, pursuant to Section 4(d)(i) of the Note, the number of shares of Common Stock into which the unpaid principal of the Note is convertible into is adjusted to account for the Reverse Stock Split;

WHEREAS, the Company has filed an S-1 registration statement with the United States Securities and Exchange Commission (the “SEC”) on February 14, 2019 pursuant to which the Company intends to conduct a public offering of its securities to raise gross proceeds to the Company of at least $10,000,000 (subject to adjustment in the Company’s sole discretion) (the “Public Offering”);

WHEREAS, the Company has applied to the NASDAQ Capital Market (the “National Exchange”) to list the Common Stock for trading on the National Exchange;

WHEREAS, the Company and Investor agree to accelerate all Interest that would have been due on the Note through March 2, 2020, the amount of which is equal to $1,138,156.71 (the “Total Interest Payment”);

WHEREAS, the Company requests that the Investor convert remaining principal due and owing on the Note in the amount equal to $4,160,000 (the “Principal Payment”) into shares of Common Stock at a conversion price equal to 42.43% of 5,250,000 shares of Common Stock (the 525,000,000 authorized shares of the Common Stock on the date of the Final Closing adjusted for the Reverse Stock Split) (the “Conversion Price”); and

WHEREAS, the Company wishes to have the Investor enter into a Lock-Up Agreement effective as of the date hereof.

NOW, THEREFORE, the Company and the Investor agree as follows:

1. Upon the closing of this Agreement (the “Closing Date”), the Investor agrees to convert the Principal Payment into two million two hundred twenty seven thousand five hundred seventy five (2,227,575) shares of Common Stock and the Company agrees to, within five calendar days of the closing of this Agreement, issue to the Investor a share certificate with a restrictive legend representing the number of shares of Common Stock equal to the Principal Payment based on the Conversion Price.

2. Upon the closing of this Agreement, the Investor agrees that the Total Interest Payment will be reflected on the Company’s financial statements as an amount that is still due and owing to the Investor with such amount to be repaid within 12 (twelve) months of the closing of the Public Offering. Company hereby agrees to pay to Investor an amount equal to the Total Interest Payment ($1,138,156.71) on or before the date that is 12 (twelve) months from the date of the initial closing of the Public Offering, or if the Public Offering is terminated or abandoned prior to closing, then on or before such date that is no later than 12 (twelve) months from the date of such termination or abandonment.

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3. Within ten (10) calendar days of the Closing Date, the Investor shall file with the SEC a Schedule 13D and Form 3 reporting its beneficial ownership of the securities issued to them under this Agreement.

4. On the Closing Date, the Investor will sign a lock-up agreement with the Company, in the form attached hereto as Exhibit A, pursuant to which, from the Closing Date through six (6) months following the initial closing of the Public Offering, the Investor shall not offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, the securities issued pursuant to this Agreement .

5. Subsequent Equity Sales. From the date hereof until the earlier of (i) seven hundred and thirty (730) days from the Closing Date, and (ii) the listing of the Common Stock on a National Exchange, without the written consent of the Investor hereunder, the Company shall not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at an issuance price below $2.00 per share (subject to adjustment for any stock split, stock combination or other similar transaction), of Common Stock or Common Stock Equivalent. “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock. Notwithstanding the foregoing, this Section shall not apply in respect of an Exempt Issuance. “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company, (b) securities upon the exercise or exchange of or conversion of any securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations) or to extend the term of such securities, (c) securities issued as “restricted securities” (as defined under Rule 144) pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities, and (d) Common Stock or Common Stock Equivalents issued by the Company in connection with the listing of the Common Stock on a National Exchange. “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

6. Conditional Waiver of Default. The Investor conditionally waives any defaults for the Company’s failure to meet the original and previously amended repayment provisions of the SPA and Note and the Investor waives any damages, fees, penalties, liquidated damages, or other amounts or remedies otherwise resulting from such defaults (which damages, fees, penalties, liquidated damages, or other amounts or remedies the Investor may choose in the future to assess, apply or pursue in its sole discretion) and the Investor’s conditional waiver is conditioned on the Company’s not being in default of and not breaching any term of this Agreement.

7. SPA and Note Terminated. Except as specifically set forth herein, the terms of this Agreement terminate and relieve the Company of its obligation to perform or forbear from performing under any term of the SPA, as amended and Note, as amended.

8. Specific Enforcement, Consent to Jurisdiction. The Company and the Investor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

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Each of the Company and the Investor: (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Nevada and the courts of the State of Nevada for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby; and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Investor consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8 shall affect or limit any right to serve process in any other manner permitted by law. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The Company hereby appoints Lucosky Brookman LLP as its agent for service of process in New York. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9. Entire Agreement; Amendment. This Agreement contain the entire understanding and agreement of the Parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor makes any representations, warranty, covenant or undertaking with respect to such matters and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein. No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Investor and no provision hereof may be waived other than by a written instrument signed by the party against whom enforcement of any such waiver is sought.

10. Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service); (ii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing); or (iii) if delivered by facsimile or electronic transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 10), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). Notwithstanding the foregoing, routine communications may be sent by ordinary first-class mail and contemporaneous e-mail. All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

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If to the Company:

BioCorRx Inc.

Attn: Ms. Lourdes Felix

2390 East Orangewood Avenue, Suite 575

Anaheim, California 92806

with copies (which shall not constitute notice) to:

Lucosky Brookman LLP

Attn: Joseph Lucosky, Esq.

101 Wood Avenue South

5th Floor

Woodbridge, NJ 08830

If to any Investor:

BICX Holding Company LLC

Attn: Travis Mullen

5000 Birch Street

West Tower, Suite 3000

Newport Beach, CA 92660

with copies (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

Attn: Louis Taubman, Esq.

1450 Broadway, 26th Floor

New York, New York 10018

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

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11. Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder and thereunder in any manner impair the exercise of any such right accruing to it thereafter.

12. Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

13. Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investor. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

14. No Third Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

16. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

17. Severability. The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and such provision shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

18. Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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Please indicate acceptance and approval of this Agreement by signing below:

BIOCORRX INC.	BICX HOLDING COMPANY LLC

/s/ Lourdes Felix	/s/ Travis Mullen
Lourdes Felix	Travis Mullen
Chief Financial Officer	Manager

[Conversion Agreement Signature Page]

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